UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2004 (February 17, 2004)

American Financial Realty Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	1-31678	02-0604479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 The Fairway Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 887-2280

Item 2.	Acquisition or Disposition of Assets.

On February 17, 2004, the Company completed the acquisition of State Street Financial Center, a newly developed, 1.05 million square foot office building in Boston, Massachusetts that is 100% leased by State Street Corporation. The acquisition, at a purchase price of $705.4 million, also included the building’s below-grade, 900-space parking garage. On the same date, the Company completed a lease amendment with State Street, under which State Street will pay minimum annual rent of approximately $63.9 million for the office building, commencing immediately and continuing through the expiration of the lease in September 2023. Additionally, State Street will pay all operating expenses for the office building in excess of an annual $16.4 million cap, resulting in an annual effective net rent to the Company of $47.5 million. The Company also agreed to terms with State Street for a lease on the parking garage, at an initial triple net rent of $2.5 million annually. The Company expects to complete this lease in March 2004.

The Company financed this acquisition with available cash, the issuance of 1,975,000 units of limited partnership interest in its operating partnership, and a 20-year $520 million mortgage loan. The loan provides for a fixed interest rate of 5.79%, but includes an upfront floating rate interest period of six months, during which time the loan bears interest at a rate equal to LIBOR plus 1.25%.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) certain financial statements relating to the acquired property and (ii) certain pro forma information with regard to the Registrant in filing this Form 8-K. Such financial statements and pro forma information will be filed as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with Item 7(a)(4) of Form 8-K, not later than 60 days after the date that the initial report on Form 8-K must be filed.

(c) Exhibits.

Exhibit Number	Exhibit Title

10.1	Agreement of Purchase and Sale, dated as of February 1, 2004, between Kingston Bedford Joint Venture LLC and First States Investors 228, LLC.

10.2	Amendment to Agreement of Purchase and Sale, dated as of February 13, 2004, between Kingston Bedford Joint Venture LLC and First State Investors 228, LLC.

10.3	Lease Agreement between Kingston Bedford Joint Venture LLC, as Landlord, and SSB Realty LLC, as Tenant, dated May 9, 2001.

10.4	First Amendment to Lease Agreement between Kingston Bedford Joint Venture LLC, as Landlord, and SSB Realty LLC, as Tenant, dated August 15, 2003.

10.5	Second Amendment to Lease Agreement between First States Investors 228, LLC (a successor to Kingston Bedford Joint Venture LLC), as Landlord, and SSB Realty LLC, as Tenant, dated February 14, 2004.

10.6	Loan Agreement, dated as of February 17, 2004, by and between First States Investors 228, LLC and Lehman Brothers Bank FSB.

10.7	Note, dated as of February 17, 2004, by First States Investors 228, LLC, in favor of Lehman Brothers Bank FSB, in the principal amount of $520,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST

By:	/s/ Edward J. Matey Jr.

Edward J. Matey Jr. Senior Vice President and General Counsel

Dated: March 3, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Agreement of Purchase and Sale, dated as of February 1, 2004, between Kingston Bedford Joint Venture LLC and First States Investors 228, LLC.

10.2	Amendment to Agreement of Purchase and Sale, dated as of February 13, 2004, between Kingston Bedford Joint Venture LLC and First State Investors 228, LLC.

10.3	Lease Agreement between Kingston Bedford Joint Venture LLC, as Landlord, and SSB Realty LLC, as Tenant, dated May 9, 2001.

10.4	First Amendment to Lease Agreement between Kingston Bedford Joint Venture LLC, as Landlord, and SSB Realty LLC, as Tenant, dated August 15, 2003.

10.5	Second Amendment to Lease Agreement between First States Investors 228, LLC (a successor to Kingston Bedford Joint Venture LLC), as Landlord, and SSB Realty LLC, as Tenant, dated February 14, 2004.

10.6	Loan Agreement, dated as of February 17, 2004, by and between First States Investors 228, LLC and Lehman Brothers Bank FSB.

10.7	Note, dated as of February 17, 2004, by First States Investors 228, LLC, in favor of Lehman Brothers Bank FSB, in the principal amount of $520,000,000.